UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2012 (December 3, 2012)

HCA HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-11239	27-3865930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Park Plaza, Nashville, Tennessee		37203
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 344-9551

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On December 3, 2012, HCA Holdings, Inc. (the “Issuer”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC as representatives of the several underwriters named therein, for the issuance and sale by the Issuer of $1,000,000,000 aggregate principal amount of 6.25% Senior Notes due 2021 (the “Notes”), pursuant to the Issuer’s Registration Statement on Form S-3 (File No. 333-175791), filed on July 26, 2011, as supplemented by the prospectus supplement dated December 3, 2012 (the “Offering”).

The description of the Underwriting Agreement is qualified in its entirety by the terms of such agreement, which is incorporated herein by reference and attached to this report as Exhibit 1.1.

Issuance of $1,000,000,000 aggregate principal amount of notes

Overview

On December 6, 2012, the Issuer completed the Offering. The Notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Issuer’s shelf registration statement on Form S-3, filed on July 26, 2011, as amended by Post-Effective Amendments Nos. 1 and 2 thereto, filed on February 7, 2012 and February 27, 2012, respectively (File No. 333-175791) (the “Registration Statement”), as supplemented by the prospectus supplement dated December 3, 2012, previously filed with the Securities and Exchange Commission under the Securities Act.

On December 6, 2012, the Notes were issued pursuant to a base indenture, dated as of December 6, 2012 (the “Base Indenture”), among the Issuer, Law Debenture Trust Company of New York, as trustee (the “Trustee”), and Deutsche Bank Trust Company Americas, as registrar, paying agent and transfer agent (the “Registrar”), as amended and supplemented by the first supplemental indenture, dated as of December 6, 2012, among the Issuer, the Trustee and the Registrar (as supplemented, amended or modified from time to time, the “Indenture”).

Net proceeds from the Offering, after deducting underwriter discounts and commissions and estimated offering expenses, are estimated to be approximately $987 million. The Issuer intends to use the net proceeds from the Offering to make a distribution to the Issuer’s stockholders and certain optionholders and to pay related fees and expenses.

The following is a brief description of the terms of the Notes and the Indenture.

Notes

The Notes will mature on February 15, 2021. Interest on the Notes will be payable semi-annually on February 15 and August 15 of each year, commencing on August 15, 2013 to holders of record on the preceding February 1 or August 1, as the case may be.

Ranking

The Notes are the Issuer’s senior obligations and: (i) rank senior in right of payment to any of its future subordinated indebtedness, (ii) rank equally in right of payment with any of its existing and future senior indebtedness, (iii) are effectively subordinated in right of payment to any of its existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness and (vi) are structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of its subsidiaries, including all existing and future indebtedness and other liabilities of HCA Inc.

Guarantees

The Notes are not guaranteed by any of the Issuer’s existing or future direct or indirect subsidiaries, including HCA Inc.

Covenants

The Indenture contains covenants limiting the Issuer’s and certain of its subsidiaries’ ability to: (i) create liens on certain assets to secure debt, (ii) engage in certain sale and lease-back transactions and (iii) consolidate, merge, sell or otherwise dispose of all or substantially all of its assets. These covenants are subject to a number of important limitations and exceptions.

Optional Redemption

The Indenture permits the Issuer to redeem some or all of the Notes at any time at “make whole” redemption prices set forth in the Indenture.

Change of Control

Upon the occurrence of a change of control, as defined in the Indenture, each holder of the Notes has the right to require the Issuer to repurchase some or all of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

Events of Default

The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.

The foregoing descriptions of the Notes and the Indenture (including the form of the Notes) are qualified in their entirety by the terms of such agreements. Please refer to such agreements, which are incorporated herein by reference and attached hereto as Exhibits 4.1 through 4.3.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On December 6, 2012, the Board of Directors of HCA Holdings, Inc. (for the purposes of this Item 8.01, the “Registrant”) declared a special cash dividend of $2.00 per share of the Registrant’s outstanding common stock (the “Distribution”). The Distribution is to be paid on December 21, 2012 to stockholders of record on December 17, 2012 (the “Record Date”). The Distribution is expected to be funded through proceeds from the Offering.

In connection with the Distribution, the Registrant will reduce the per share exercise prices of any unvested options outstanding as of the Record Date by the per share Distribution amount to the extent the per share exercise price can be reduced under applicable tax rules. If the per share exercise price cannot be reduced by the full amount of the per share Distribution, the Registrant will pay to each holder of unvested options to purchase shares of the Registrant’s common stock granted pursuant to the Registrant’s equity incentive plans outstanding on the Record Date an amount on a per share basis equal to the balance of the per share amount of the Distribution not permitted to be applied to reduce the exercise price of the applicable option in respect of each share of common stock subject to an unvested option to purchase shares of the Registrant’s common stock as of the Record Date on the date such option becomes vested. The Registrant will reduce the per share base price of any unvested stock appreciation rights outstanding as of the Record Date by the per share Distribution amount to the extent the base price per stock appreciation right can be reduced under applicable tax rules. If the base price per stock appreciation right cannot be reduced by the full amount of the per share Distribution, the Registrant will pay to each holder of unvested stock appreciation rights granted pursuant to the Registrant’s equity incentive plans outstanding on the Record Date an amount on a per stock appreciation right basis equal to the balance of the per share amount of the Distribution not permitted to be applied to reduce the base price of the applicable unvested stock appreciation right as of the Record Date on the date such stock appreciation right becomes vested. In addition, the Registrant will make a cash payment to each holder of unvested restricted share units under the Registrant’s equity incentive plans outstanding on the Record Date, on a per share basis, equal to the product of (x) the number of shares of common stock subject to such unvested restricted share units multiplied by (y) an amount equal to the Distribution less (z) any applicable withholding taxes (to be paid as and when the unvested restricted share unit to which such amount relates becomes vested in accordance with the applicable vesting schedule of such restricted share unit).

Also in connection with the Distribution, the Registrant will adjust vested options outstanding as of the Record Date (and, where required, amend the applicable option agreements) as follows: (i) for any vested option having a per share exercise price that is less than or equal to (x) the closing price of the Registrant’s common stock on the day prior to the December 13, 2012 ex-dividend date for the Distribution on the New York Stock Exchange minus (y) the per share Distribution amount, collectively multiplied by (z) 0.8 (such price, the “Threshold Exercise Price”), the Registrant will make a cash payment to holders of such options equal to the product of (1) the number of shares of common stock subject to such vested options outstanding on the Record Date, multiplied by (2) the per share amount of the Distribution, less (3) any applicable withholding taxes; (ii) for any vested option having a per share exercise price that is greater than the Threshold Exercise Price but less than (x) the closing price of the Registrant’s common stock on the day prior to the December 13, 2012 ex-dividend date for the Distribution on the New York Stock Exchange multiplied by (y) 0.8 (such price, the “Critical Exercise Price”), the Registrant will (a) reduce the option exercise price by 0.5 times the per share Distribution amount consistent with applicable tax laws and (b) make a cash payment to holders of such options equal to 0.5 times the amount specified in clause (i) above; and (iii) for any vested option having a per share exercise price that is equal to or greater than the Critical Exercise Price, the Registrant will reduce the option exercise price by the per share Distribution amount consistent with applicable tax laws.

A copy of the press release, dated December 6, 2012, announcing the Distribution is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of December 3, 2012, among HCA Holdings, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC as representatives of the several underwriters named therein

4.1	Indenture, dated as of December 6, 2012, among HCA Holdings, Inc., Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as registrar, paying agent and transfer agent

4.2	Supplemental Indenture No. 1, dated as of December 6, 2012, among HCA Holdings, Inc., Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as registrar, paying agent and transfer agent

4.3	Form of Global Note representing the Notes (included in Exhibit 4.2)

5.1	Opinion of Simpson Thacher & Bartlett LLP

23.1	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of Law Debenture Trust Company of New York for Indenture of HCA Holdings, Inc.

99.1	Press Release, dated December 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA HOLDINGS, INC. (Registrant)

By:	/s/ David G. Anderson
David G. Anderson
Senior Vice President - Finance and Treasurer

Date: December 6, 2012

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of December 3, 2012, among HCA Holdings, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC as representatives of the several underwriters named therein

4.1	Indenture, dated as of December 6, 2012, among HCA Holdings, Inc., Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as registrar, paying agent and transfer agent

4.2	Supplemental Indenture No. 1, dated as of December 6, 2012, among HCA Holdings, Inc., Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as registrar, paying agent and transfer agent

4.3	Form of Global Note representing the Notes (included in Exhibit 4.2)

5.1	Opinion of Simpson Thacher & Bartlett LLP

23.1	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of Law Debenture Trust Company of New York for Indenture of HCA Holdings, Inc.

99.1	Press Release, dated December 6, 2012